ANNUAL MEETING RESULTS
A joint annual meeting of the funds shareholders was held on December 1, 2009. Each matter voted upon at the meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes
(if any) with respect to such matters, are set forth below.

(1) The funds shareholders elected the following nine directors:

American Strategic Income Portfolio (ASP)
         		       	Shares 	  Shares Witholding
         		      Voted For   Authority to Vote
Benjamin R. Field III ......  3,754,255        88,065
Roger A. Gibson ............  3,780,279        62,041
Victoria J. Herget .........  3,780,279        62,041
John P. Kayser .............  3,778,594        63,726
Leonard W. Kedrowski .......  3,781,169        61,151
Richard K. Riederer ........  3,780,279        62,041
Joseph D. Strauss ..........  3,755,940        86,380
Virginia L. Stringer .......  3,780,279        62,041
James M.Wade ...............  3,778,594        63,726



American Strategic Income Portfolio II (BSP)
      		        	Shares 	Shares Witholding
         		      Voted For Authority to Vote
Benjamin R. Field III .....  14,443,661      341,874
Roger A. Gibson ...........  14,452,443      333,092
Victoria J. Herget ........  14,455,679      329,856
John P. Kayser ............  14,458,116      327,419
Leonard W. Kedrowski ......  14,456,234      329,301
Richard K. Riederer .......  14,457,210      328,325
Joseph D. Strauss .........  14,434,703      350,832
Virginia L. Stringer ......  14,454,280      331,255
James M.Wade ..............  14,456,017      329,518




American Strategic Income Portfolio III (CSP)
      		         	Shares 	Shares Witholding
         		      Voted For Authority to Vote
Benjamin R. Field III .....  19,352,510      647,252
Roger A. Gibson ...........  19,371,321      628,441
Victoria J. Herget ........  19,374,716      625,046
John P. Kayser ............  19,375,999      623,763
Leonard W. Kedrowski ......  19,365,609      634,153
Richard K. Riederer .......  19,366,843      632,919
Joseph D. Strauss .........  19,347,696      652,066
Virginia L. Stringer ......  19,366,336      633,426
James M.Wade ..............  19,359,150      640,612


American Select Fund (SLA)
      		       	       Shares 	Shares Witholding
         		      Voted For Authority to Vote
Benjamin R. Field III .....   9,938,466     198,727
Roger A. Gibson ...........   9,956,730     180,463
Victoria J. Herget ........   9,965,538     171,655
John P. Kayser ............   9,966,192     171,001
Leonard W. Kedrowski ......   9,982,891     154,302
Richard K. Riederer .......   9,965,390     171,803
Joseph D. Strauss .........   9,950,620     186,573
Virginia L. Stringer ......   9,965,538     171,655
James M.Wade ..............   9,956,730     180,463





(2) The funds ratified shareholders ratified the selection by the funds board of directors of Ernst &
Young LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2010. The following votes were cast regarding this matter:

	    Shares      Shares                    Broker
Fund 	   Voted For  Voted Against  Abstentions Non-Votes
ASP .....  3,810,336    11,649         20,335        0
BSP ..... 14,554,910    80,556        150,069        0
CSP ..... 19,678,000   159,349        162,413        0
SLA ..... 10,042,081    28,650         66,462        0